STATE STREET CORPORATION

                       Ratio of Earnings to Fixed Charges
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
                                                                           Year Ended December 31,
                                                         ---------------------------------------------------------
(Dollars in millions)                            1998        1997        1996        1995        1994        1993
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

(A) Excluding interest on deposts:
Earnings:
  Income before income taxes                   $  661      $  568      $  453      $  370      $  343      $  292
  Fixed charges                                   856         613         477         495         267         184
                                               -------     -------     -------     -------     -------     -------
      Earnings as adjusted                     $1,517      $1,181      $  930      $  865      $  610      $  476
                                               =======     =======     =======     =======     =======     =======
Income before income taxes
  Pretax income from continung                 $  656      $  564      $  447      $  366      $  340      $  291
    operations as reported
  Share of pretax income (loss) of 50% owned
    subsidiaries not included in above              5           4           6           4           3           1
                                               -------     -------     -------     -------     -------     -------
      Net income as adjusted                   $  661      $  568      $  453      $  370      $  343      $  292
                                               =======     =======     =======     =======     =======     =======
Fixed charges:
  Interest on other borrowings                 $  770      $  548      $  452      $  482      $  254      $  170
  Interest on long-term debt including
    amortization of debt issue costs               66          55          15           9           9          10
  Portion of rents representative of the
    interest factor in long term lease             20          10          10           4           4           4
                                               -------     -------     -------     -------     -------     -------
      Fixed charges                            $  856      $  613      $  477      $  495      $  267      $  184
                                               =======     =======     =======     =======     =======     =======
Ratio of earnings to fixed charges               1.77 x      1.93 x      1.95 x      1.75 x      2.29 x      2.59 x

(B) Including interest on deposits:
Adusted earnings from (A) above                $1,517      $1,181      $  930      $  865      $  610      $  476
Add interest on deposits                          656         512         425         416         281         214
                                               -------     -------     -------     -------     -------     -------
Earnings as adjusted                           $2,173      $1,693      $1,355      $1,281      $  891      $  690
                                               =======     =======     =======     =======     =======     =======

Fixed Charges:
  Fixed charges from (A) above                 $  856      $  613      $  477      $  495      $  267      $  184
  Interest on deposits                            656         512         425         416         281         214
                                               -------     -------     -------     -------     -------     -------
Adjusted fixed charges                         $1,512      $1,125      $  902      $  911      $  548      $  398
                                               =======     =======     =======     =======     =======     =======
Adjusted earnings to adjusted fixed charges      1.44 x      1.50 x      1.50 x      1.41 x      1.63 x      1.74 x
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